FIRST AMENDMENT TO THE
2021 LINDE PLC LONG TERM INCENTIVE PLAN
The 2021 Linde plc Long Term Incentive Plan (the “Plan”) was previously adopted by the Board of Directors of Linde plc and approved by its shareholders on July 26, 2021. The Plan is hereby amended as follows, effective as of January 29, 2024:
1.     All references in the Plan to the “New York Stock Exchange Composite Transactions tape” are amended to refer to the “National Association of Securities Dealers Automated Quotations (NASDAQ) Tape.”

    March 21, 2024

    LINDE PLC

    By:___________________________
    Guillermo Bichara, Its
        Executive Vice President & Chief Legal Officer